Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-105414 and No. 333-111270) and Form S-8 (No. 333-22217, No. 333-41754, No. 333-53380, No. 333-75060 and No. 333-111275) of Overland Storage, Inc. of our report dated September 14, 2005 relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Diego, California

September 14, 2005